Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the inclusion in this Annual Report on Form 40-F of Sierra Metals Inc. (the Company) and to the incorporation by reference in the Registration Statement on Form F-10 (No. 333-218076) of the Company, of our report dated March 20, 2018 relating to the consolidated financial statements of the Company, which appears in this annual report.

(Signed) “PricewaterhouseCoopers LLP”

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

March 26, 2018